Exhibit 99.4

EXECUTION VERSION

AMENDMENT NO. 1 TO ACQUISITION AGREEMENT

THIS AMENDMENT NO. 1 TO ACQUISITION AGREEMENT (this “Amendment”) is made and entered into on March 27, 2006 by and among Tyler Acquisition Corp., a Delaware corporation (“Tyler”), Antares conTech, Inc., a Delaware corporation (“Antares”), Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (“K&S”) and K&S Interconnect, Inc., a Delaware corporation and a wholly-owned subsidiary of K&S (“Interconnect”, and together with Tyler, Antares and K&S, the “Parties”)

RECITALS

WHEREAS, Tyler, K&S and Interconnect entered into an acquisition agreement dated January 25, 2006 (the “Acquisition Agreement”);

WHEREAS, pursuant to Section 11.8 of the Acquisition Agreement, the Parties hereto wish to amend the Acquisition Agreement to allow the Initial Closing to occur on or about March 31, 2006; and

WHEREAS, Tyler wishes to transfer, assign and set over all of its right, title and interest in and to the Acquisition Agreement to Antares, as of the date hereof.

NOW THEREFORE, in consideration of the foregoing, and the mutual representations, warranties and covenants set forth in this Amendment, and for other good and valuable consideration, and intending to be legally bound by this Amendment, the Parties hereto agree to the following:

ARTICLE I

AGREEMENT OF THE PARTIES

1.1 Amendment. Section 7.1(b) of the Acquisition Agreement is hereby amended and restated in its entirety to read as follows:

“By either the Purchaser or the Seller for any reason if the Initial Closing has not occurred by March 31, 2006, unless otherwise mutually agreed in writing by the parties, or such later date as the parties may agree in writing; provided, however, that a party shall not have the right to terminate this Agreement under this provision if the failure of the Initial Closing to occur is the result of the failure on the part of such party to perform any of its obligations hereunder (except the failure on the part of such party to satisfy a closing condition over which such party has no control);”

1.2 Assignment. Notwithstanding anything in the Acquisition Agreement (including Section 11.3 thereof) to the contrary, the Parties hereto herby agree that as of the date hereof, all of Tyler’s rights, benefits and obligations under the Acquisition Agreement are hereby transferred, assigned and set over to Antares.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Acquisition Agreement.

2.2 Counterparts. The Parties may execute this Amendment in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Amendment is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature(s) is as effective as signing and delivering the counterpart in person.

2.3 Governing Laws and Forum. Except as expressly provided in the Acquisition Agreement (including Article 8, Article 9 and any exhibit or schedule thereto), the internal laws of the State of New York (without reference to its principles of conflicts of law), and federal laws to the extent applicable, shall govern the construction, interpretation and other matters arising out of or in connection with this Amendment (whether arising in contract, tort, equity or otherwise). With respect to any action or other Legal Proceeding arising out of or in connection with this Amendment (whether arising in contract, tort, equity or otherwise) other than pursuant to Article 8 or Article 9 of the Acquisition Agreement, the parties irrevocably (a) consent and submit to the binding arbitration under the ADR Rules located in New York, New York (except to the extent provisions of the Acquisition Agreement specify a different forum or procedure for a particular matter), and (b) waive any objection to that choice of forum based on venue or to the effect that the forum is not convenient. The decision of the arbitrator shall be delivered in English and in writing and shall explain the basis therefor. Such decision shall be based solely on the terms and conditions of this Amendment, shall constitute a conclusive determination of the issue in question, binding on the parties, and shall not be contested by any party. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator’s award.

2.3 Severability. If any provision of this Amendment is determined to be invalid, illegal or unenforceable, the remaining provisions of this Amendment remain in full force, if the essential terms and conditions of this Amendment for each party remain valid, binding and enforceable.

2.4	Construction of Amendment

(a) In the negotiation of this Amendment, each party has received advice from its own attorney. This Amendment is not to be construed for or against any party based on which party drafted any of the provisions of this Amendment.

(b) The captions, titles and headings included in this Amendment are for convenience only, and do not affect this Amendment ‘s construction or interpretation.

(c) This Amendment does not, and is not intended to, confer any rights or remedies in favor of any person other than the parties signing this Amendment, except as may be specifically set forth in other provisions of this Amendment.

(d) The words “including,” “includes,” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance.

(e) Any reference in this Agreement to the singular includes the plural where appropriate. Any reference in this Agreement to the masculine, feminine or neuter gender includes the other genders where appropriate.

* * Signature Page Follows * *

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first set forth above.

KULICKE AND SOFFA INDUSTRIES, INC., a Pennsylvania corporation

By:	/s/ Maurice E. Carson
Name:	Maurice E. Carson
Title:	Vice President and Chief Financial Officer

K&S INTERCONNECT, INC., a Delaware corporation

By:	/s/ Maurice E. Carson
Name:	Maurice E. Carson
Title:	Vice President and Treasurer

TYLER ACQUISITION CORP., a Delaware corporation

By:	/s/ Alex Guira
Name:	Alex Guira
Title:	President

Accepted and Agreed:

ANTARES CONTECH, INC., a Delaware corporation

By:	/s/ Andrew Flett
Name:	Andrew Flett
Title:	Secretary

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